UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2008

R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-07155 (Commission File Number)	13-2740040 (IRS Employer Identification No.)

1001 Winstead Drive, Cary NC (Address of principal executive offices)	Registrant’s telephone number, including area code: (919) 297-1600	27513 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)           On December 31, 2008, R.H. Donnelley Corporation (the “Company”) was notified by the New York Stock Exchange (“NYSE”) that it no longer complies with NYSE continued listing requirements.  Specifically, the Company no longer complies with Rule 802.01B, which requires that the Company's average market capitalization over a consecutive 30-day trading period not be less than $25 million.  Accordingly, the NYSE determined that trading in our common stock on the NYSE should be suspended prior to the opening on January 2, 2009.

On December 31, 2008 the Company issued a press release stating that our common stock will begin to trade over-the-counter on the Pink Sheets on January 2, 2009. A copy of this press release is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 9.01                      Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release issued December 31, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation

By:	/s/ Mark W. Hianik
Name:	Mark W. Hianik
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date:  December 31, 2008

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued December 31, 2008